Exhibit 99.4

Independent Auditor’s Report

Board of Directors

Southern Iowa Gaming Company

St. Joseph, Missouri

We have audited the accompanying consolidated balance sheets of Southern Iowa Gaming Company and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Iowa Gaming Company and its subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

St. Joseph, Missouri

February 9, 2005

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

ASSETS

	2004	2003
CURRENT ASSETS
Cash:
On hand	$4,026,437	$4,717,587
In banks	6,612,451	6,456,109
Accounts receivable:
Related parties	—	1,038
Employees	744	—
Interest	5,983	2,000
Other	171,005	191,518
Current portion of notes receivable – City of Osceola	—	217,861
Inventories	133,240	135,313
Prepaid Expenses	491,405	459,863

Total current assets	11,441,265	12,181,289

PROPERTY AND EQUIPMENT
Property and equipment	48,277,142	46,444,231
Accumulated depreciation	(11,720,316)	(9,262,876)

Total property and equipment	36,556,826	37,181,355

OTHER ASSETS
Loan acquisition costs – net	—	88,799
Deposits	—	55,000

Total other assets	—	143,799
TOTAL ASSETS	$47,998,091	$49,506,443

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

LIABILITIES AND SHAREHOLDERS’ EQUITY

	2004	2003

CURRENT LIABILITIES
Current maturities of notes payable	$15,600,000	$5,000,000
Accounts payable:
Trade	721,594	595,390
Related parties	358,426	156,369
Accrued liabilities	2,585,686	2,351,323
Use tax litigation reserve	163,526	463,498

Total current liabilities	19,429,232	8,566,580

LONG-TERM LIABILITIES
Notes payable – net of current maturities	—	15,600,000

Total liabilities	19,429,232	24,166,580

SHAREHOLDERS’ EQUITY
Common stock	10,000,000	10,000,000
Retained earnings	18,568,859	15,339,863

Total shareholders’ equity	28,568,859	25,339,863

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,998,091	$49,506,443

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002

REVENUE
Gaming revenue	$57,707,766	$59,544,462	$52,939,937
Hotel revenue	1,388,464	1,368,600	1,410,334
Non-gaming revenue	4,196,333	4,394,047	4,388,221

Total revenue	63,292,563	65,307,109	58,738,492
Less promotional allowances	(1,432,950)	(1,446,755)	(1,580,901)

Net revenue	61,859,613	63,860,354	57,157,591

Cost Of Sales	1,940,045	2,024,084	1,914,278

Gross profit	59,919,568	61,836,270	55,243,313

OPERATING EXPENSES
General and administrative expenses	36,682,028	34,931,398	33,290,715
Management fees	1,628,109	1,637,983	1,478,097
Loss on disposal of assets	69,177	87,065	179,099
Depreciation and amortization expenses	2,822,402	2,659,818	2,568,775

Total operating expenses	41,201,716	39,316,264	37,516,686

Operating income	18,717,852	22,520,006	17,726,627

OTHER INCOME (EXPENSE)
Interest income	99,006	71,308	111,783
Use tax settlement	300,000	—	238,369
Interest expense	(957,331)	(1,188,241)	(1,669,896)
Other income	369,469	440,154	163,381

Total other income (expense)	(188,856)	(676,779)	(1,156,363)

NET INCOME	$18,528,996	$21,843,227	$16,570,264

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended December 31, 2004, 2003 and 2002

		Retained	Common Stock
	Total	Earnings	Shares	Amount

BALANCE, DECEMBER 31, 2001	$15,526,372	$5,526,372	100,000	$10,000,000
Distributions to shareholders	(13,200,000)	(13,200,000)	—	—
Net income	16,570,264	16,570,264	—	—

BALANCE, DECEMBER 31, 2002	18,896,636	8,896,636	100,000	10,000,000
Distributions to shareholders	(15,400,000)	(15,400,000)	—	—
Net income	21,843,227	21,843,227	—	—

BALANCE, DECEMBER 31, 2003	25,339,863	15,339,863	100,000	10,000,000
Distributions to shareholders	(15,300,000)	(15,300,000)	—	—
Net income	18,528,996	18,528,996	—	—

BALANCE, DECEMBER 31, 2004	$28,568,859	$18,568,859	100,000	$10,000,000

Common stock carries a $100 par value.  There are 100,000 shares of common stock authorized and issued.

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$18,528,996	$21,843,227	$16,570,264
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,733,603	2,564,225	2,422,927

Amortization	88,799	95,593	145,848
Loss on disposal of fixed assets	69,177	87,065	179,100
Use tax settlement	(300,000)	—
Effect of changes in operating assets and liabilities:
Receivables	20,513	(101,427)	64,987
Due from related parties	1,038	(16)	214,244
Employees	(744)	2,718	7,879

Interest receivable	(3,983)	(305)	(1,695)
Inventories	2,073	32,187	38,258
Prepaid expenses	49,458	(167,003)	(172,471)
Accounts payable	(8,451)	(41,477)	25,475
Accrued liabilities	234,391	(555,120)	(280,580)
Payable to related parties	202,057	84,043	83,181

Net cash provided by operating activities	21,616,927	23,675,624	19,297,417

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from notes receivable	217,861	348,893	302,523
Proceeds from sale of fixed assets	399,619	71,952	5,000
Purchases of property and equipment	(2,469,215)	(1,068,838)	(1,576,606)

Net cash used in investing activities	(1,851,735)	(648,893)	(1,269,083)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(5,000,000)	(4,600,000)	(5,974,863)
Distributions to shareholders	(15,300,000)	(15,400,000)	(13,200,000)

Net cash used in financing activities	(20,300,000)	(20,000,000)	(19,174,863)

NET INCREASE (DECREASE) IN CASH	(534,808)	3,026,731	(1,146,529)

CASH, BEGINNING OF YEAR	11,173,696	8,146,965	9,293,494

CASH, END OF YEAR	$10,638,888	$11,173,696	$8,146,965

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies
and notes to consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

December 31, 2004, 2003 and 2002

Southern Iowa Gaming Company d/b/a Lakeside Casino Resort was incorporated on June 11, 1997 for the purpose of conducting gaming and hospitality operations in the United States.  The Company, in association with Clarke County Development Corporation, received a gaming license from the state of Iowa on November 20, 1997, and began construction of an excursion gambling boat and resort in 1998.  The hotel and restaurant portion of the resort began operations on December 31, 1999 and the Casino began operations on January 1, 2000.

Clay Street Development Company (the subsidiary) was formed in October 2003 and operates as a subsidiary of Southern Iowa Gaming Company.  The subsidiary owns a convenience store and gas station located at the entrance to the Casino property.  A management agreement with KG Management is in place authorizing it to manage and operate the facility.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

CONSOLIDATION POLICY

The consolidated statements include the accounts of the Company and its wholly-owned subsidiary, Clay Street Development Company.  All material intercompany accounts and transactions have been eliminated in consolidation.

CASINO REVENUES

In accordance with common gaming industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses.  Other sources of revenue include hotel revenues and non-gaming revenues that come primarily from food, beverages and gift shop sales.

ACCOUNTS RECEIVABLE

Accounts receivable consists primarily of convention and banquet receivables and is stated at the receivable amount.  The normal terms are that the amounts are due upon receipt.  No finance charges are assessed.  The carrying amount is not reduced by a valuation allowance, as management believes the amounts are current and collectible.

INVENTORIES

Inventories consist principally of food, beverages, uniforms and gift shop items that are valued at the lower of cost or market.  Cost is calculated using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

The Company’s property and equipment includes land, land improvements, land base, barge, RV Park and equipment.

Land improvements consist of the parking lot for the casino and other improvements to the outside of the facility.  They are being depreciated on the straight-line method over their estimated useful lives of twenty years.

The Company’s land base consists of the resort facility surrounding the casino, including a hotel and restaurants.  The land base is being depreciated on the straight-line method over its estimated useful life of forty years.

The barge represents the excursion gambling boat in which the casino is located and is being depreciated on the straight-line method over its estimated useful life of eighteen years.

The RV Park consists of the site work, asphalt and utility improvements to add the park, and is being depreciated on the straight-line method over its estimated useful life of twenty years.

Equipment consists of various food and beverage, hotel, casino, and computer equipment as well as automobiles.  These assets are being depreciated on the straight-line method over their estimated useful lives, which range from five to ten years.

ADVERTISING

The Company expenses advertising costs as incurred.

INCOME TAXES

The Company and its subsidiary, with the consent of its shareholders, have elected to be treated as S Corporations under the Internal Revenue Code.  In lieu of corporate income taxes, the shareholders of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for income taxes is included in the consolidated financial statements.

LOAN ACQUISITION COSTS

Loan acquisition costs for the mortgage note payable to Wells Fargo Bank includes a 1% loan fee, legal fees, and a collar fee to use the LIBO Rate plus the applicable margin as the interest rate.  These costs incurred by the Company to acquire its long-term debt are amortized over the life of the applicable loan.

This information is an integral part of the accompanying consolidated financial statements.

SOUTHERN IOWA GAMING COMPANY AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

NOTE 1 - NOTES RECEIVABLE - CITY OF OSCEOLA

As a condition of the Company’s lease agreement with the City of Osceola and the Osceola Water Works Board of Trustees, as further described in Note 12, the Company agreed to provide financing to the City for it to construct highway improvements from the City to the Clay Street interstate interchange.  Those improvements amounted to $1,310,163 and are reflected as $-0- and $217,861 of notes receivable at December 31, 2004 and 2003, respectively.  The City paid the loan monthly, including interest at a rate of 5.5% per annum.  This note was retired during 2004.

NOTE 2 - PROPERTY AND EQUIPMENT

The Company’s primary categories of property and equipment at December 31, 2004 and 2003 are:

	2004	2003

Land	$857,137	$939,726
Land improvements	2,586,109	2,484,205
Land base	19,460,759	18,914,923
Casino barge	11,616,460	11,498,851
RV Park	654,341	654,341
Equipment	13,102,336	11,902,185
Work in progress	—	50,000
	48,277,142	46,444,231
Less accumulated depreciation	11,720,316	9,262,876

Property and equipment, net	$36,556,826	$37,181,355

NOTE 3 - PROMOTIONAL ALLOWANCES

Revenues from casino operations include the retail value of food and beverage, goods, and services provided to customers on a complimentary basis.  Such amounts are then deducted as promotional allowances.  The estimated cost of providing these promotional allowances is as follows:

	2004	2003	2002

Hotel	$568	$719	$389
Food and beverage	337,331	402,121	365,120
Other	399,853	382,309	382,679

Total	$737,752	$785,149	$748,188

NOTE 4 - MANAGEMENT AGREEMENTS

On December 22, 1999, the Company entered into an agreement with Grace Entertainment, Inc. to provide management and technical expertise to the Company for a period of five years commencing January 1, 2000.  In return for providing management services, Grace Entertainment, Inc. receives as a management fee 2½% of the adjusted gross receipts resulting from the operation of the enterprise.  In addition to the management fee, Grace Entertainment, Inc. also receives reimbursement for ordinary and necessary business expenses.  Management fees were $1,590,333, $1,630,002 and $1,478,097 for the years ended December 31, 2004, 2003 and 2002, respectively.  Grace Entertainment is affiliated with the Company through common ownership.

On December 24, 2003, the Subsidiary entered into a one year agreement with KG Management to manage and operate its convenience store and petroleum operation at the entrance to the casino property.  The agreement calls for a monthly guaranteed fee to KG Management, plus a contingent amount equal to 25% of any operating profit from the facility that exceeds the guaranteed payment.  The guarantee fee will increase on the anniversary date annually by any percentage increase in the Consumer Price Index.  The agreement will automatically renew annually.  Termination of the agreement requires a six month cancellation notice, which can be given by either party.  Management fees were $37,776 and $7,981 for the years ended December 31, 2004 and 2003, respectively.

NOTE 5 - RELATED PARTY ACTIVITIES

The Company has various amounts which are receivable from or payable to related parties at December 31, 2004 and 2003.

	Accounts Receivable		Accounts Payable
Description	2004	2003	2004	2003
Grace Entertainment, Inc.	$—	$—	$358,366	$151,327
St. Joseph Riverboat Partners	—	—	—	5,042
Other related	—	1,038	60	—
	$—	$1,038	$358,426	$156,369

Southern Iowa Gaming is managed by Grace Entertainment, Inc.  Grace Entertainment, Inc. is a management company controlled by the majority shareholder of Southern Iowa Gaming Company.  This same shareholder also has a controlling interest in St. Joseph Riverboat Partners.

During 2002, Southern Iowa Gaming Company recorded a payable of $46,535 due to St. Joseph Riverboat Partners for reimbursement of software licenses. Other miscellaneous reimbursement items due to St. Joseph Riverboat Partners total $13,497 in 2002.

NOTE 6 - LEASES

The Company leases table games and slot machines under operating leases, which renew monthly.  Total rental expenses for these leases for the years ended December 31, 2004 and 2003 were $912,171 and $901,760, respectively.

NOTE 7 - DEBT

In November 1998, the Company entered into a $35,000,000 debt agreement with Wells Fargo Bank.  The loan principal is payable in quarterly payments with the final principal payment of $13,000,000 due May 16, 2005, or upon the sale of the facility, if earlier.  The quarterly principal payments range from $900,000 to $1,300,000, and have a weighted average interest rate on the remaining balance of 3.243%.  Accrued interest is due and payable monthly.  The loan is secured by substantially all of the assets of the Company and guaranteed by the Company’s majority shareholder.

Long-term debt consists of the following:

	2004	2003

Mortgage note payable to Wells Fargo Bank	$15,600,000	$20,600,000

Less current portion	15,600,000	5,000,000

Long term portion	$—	$15,600,000

NOTE 8 - LOAN ACQUISITION COSTS

The mortgage note payable to Wells Fargo Bank includes loan costs of $573,054 that have been capitalized and are amortized over the life of the loan.  Loan costs were fully amortized as of December 31, 2004.  Amortization expense was $88,799, $92,593 and $145,848 for the years ended December 31, 2004, 2003 and 2002 , respectively.

NOTE 9 - ACCRUED EXPENSES

Accrued expenses consist of the following:

	2004	2003
Accrued payroll and related costs	$689,879	$746,280
Gaming and admission taxes	369,253	626,142
Players club liability	579,441	145,845
Other accrued liabilities	947,113	833,056
Total	$2,585,686	$2,351,323

NOTE 10 - ADVERTISING

Advertising expense was $1,080,143, $977,642 and $839,698 for the years ended December 31, 2004, 2003 and 2002, respectively.

NOTE 11 - CASH FLOW DISCLOSURES

Cash paid for interest totaled $920,382, $1,265,862 and $1,720,195 for the years ended December 31, 2004, 2003 and 2002, respectively.

	2004	2003	2002

Noncash transactions included: Assets transferred to inventory	$—	$—	$14,000

Property and equipment purchased with related party payable to St. Joseph Riverboat Partners	—	(46,535)	46,535

NOTE 12 - LEASE COMMITMENTS

The Company entered into an agreement and lease with the City of Osceola, Iowa (City) and the Osceola Water Works Board of Trustees (Board), relating to certain real estate surrounding West Lake and the use of West Lake in the operation of the Company’s excursion gambling boat.  The agreement and lease is for five years commencing May 20, 1999 with nine options to extend for additional five year terms.  The initial lease term expired in May 2004, and was renewed for an additional five year term.

The lease requires the Company to pay the Board $12,500 per month beginning May 20, 1999.  The monthly installments will increase each year by 1 percent until termination of the lease.  Total water rights expense for the years ended December 31, 2004, 2003 and 2002 was $157,261, $155,704 and $154,163, respectively.

The Company must also pay the City 1.25% of the adjusted gross gambling receipts monthly.  The total expense for the 2004, 2003 and 2002 years was $733,329, $755,245 and $677,326, respectively.

As part of the agreement and lease, the Company is required to employ not less than 500 employees.  At December 31, 2004 the Company had 516 employees.  The Company is required to spend not less than $30,000,000 on infrastructure and other improvements over the first five years of operations.  As of December 31, 2004 the Company had spent $37,496,770 on infrastructure and improvements.

Future minimum lease payments under this lease are as follows:

2005	$39,413

Minimum lease payments exclude rentals under renewal options which, as of December 31, 2004, have not been exercised.  Contingent rental payments under these leases are expected by management to be material to the financial statements.  However, they are not susceptible to estimation and are therefore excluded from this presentation.

The Company expects all of these lease obligations to be assumed by Herbst Gaming, Inc. concurrent with that company’s purchase of the gaming operations further discussed in Note 16.

NOTE 13 - PENSION PLAN

The Company participates in a defined contribution pension plan (the Plan) that is qualified under Internal Revenue Code Section 401(k).  The Plan provides for annual Company contributions equal to 25 percent of each eligible participant’s individual contribution of up to 6 percent of compensation.  Employees may make additional contributions to the Plan up to a specified limit.  The funds of the Plan are deposited with a trustee and invested at the employee’s option in one or more investment funds.  Total Company expense for the Plan amounted to $48,489, $40,731 and $49,610 for 2004, 2003 and 2002, respectively.

NOTE 14 - OTHER TAXES

The State of Iowa collects gaming taxes from riverboat casinos.  State gaming taxes are calculated on a tiered structure based on levels of gross revenue.  Total gaming taxes for the years ended December 31, 2004, 2003 and 2002 were $11,909,846, $11,733,914 and $10,487,217, respectively.  Of this amount, $10,941,881, $10,948,459 and $9,782,799 was remitted to the State of Iowa for use in the general fund for 2004, 2003 and 2002, respectively.  The remaining gaming taxes equal 1.8% of adjusted gross receipts, from which .5% is allocated to both the City of Osceola and Clarke County, .3% is used for the gambler’s assistance program, and .5% for endowment fund.  Taxes remitted for the City, County, gambling assistance, and endowment fund were $967,965, $785,455 and $704,418 for the years ended December 31, 2004, 2003 and 2002, respectively.  The Company also remits admissions taxes to the State of Iowa, which amounted to $547,578 for the year ended December 31, 2004, $604,043 for the year ended December 31, 2003 and $497,759 for the year ended December 31, 2002.

NOTE 15 - MANAGEMENT AND OPERATIONS AGREEMENT

The Company entered into an agreement with Clarke County Development Corporation, which holds the license to operate gambling games.  This agreement establishes the Company as agent for Clarke County to operate gambling games under its license.  The term of the agreement is for five years, expiring January 1, 2005 with an additional five year option.  The fee paid to the Development Company is 1.5% of adjusted gross gaming revenue.  The fee expense to the Development Company was $879,995, $906,294 and $812,791 for the years ended December 31, 2004, 2003 and 2002, respectively.  The Company expects this agreement to be assumed by Herbst Gaming, Inc. concurrent with that company’s purchase of the gaming operations further discussed in Note 16.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

On July 20, 2004, the Company entered into an agreement with Herbst Gaming, Inc. to sell the assets of the Company for a cash sales price of approximately $181,519,000.  These assets include the Lakeside Casino Resort in Osceola, Iowa, which contains 921 slot machines and 33 table games, and an adjacent 60 room all suite hotel and RV Park.  The necessary applicable governmental approvals, including approvals from the Iowa Racing Commission, were obtained during January 2005.  The final closing on the sale occurred on February 1, 2005.  Concurrent with the closing, the Company surrendered its Iowa Gaming license.

During 2004, the State of Iowa passed House Bill 2302, which includes a tax for the 2005-2006 Rebuild Iowa Infrastructure Assessments.  The first of two yearly payments of $1,136,988 is due on June 1, 2005 as a prepayment.  In the years of 2011-2015, five installments of $454,795 can be used to offset these assessments against taxes imposed on the licensee, starting with the fiscal year beginning July 1, 2010.  No amount for these assessments is reflected in these consolidated financial statements.

The State of Iowa is proposing that the Company should pay Iowa use tax on the total completed cost of the barge, as they claim it is an intact water vehicle and therefore subject to use tax as an entirety.  A signed settlement letter with the State of Iowa for $100,000 has been executed.  The Company is anticipating professional fees related to this settlement to be approximately $60,000, and a reserve liability has been established to cover these amounts.  A reserve of $463,498 was set up in previous years and was reduced by $300,000 in 2004.

During 2001, the Company instituted a marketing program whereby promotional coupons are periodically sent to established players.  These coupons are sent in denominations ranging from $5 to $100, depending upon the player’s previous gaming activity, and are generally redeemable in the calendar month following their issuance.  These coupons are normally considered to be a period cost of the month during which they are redeemed.  However, an error by the printing and mailing firms used by the casino in December 2001 resulted in high denomination coupons being sent to players who only qualified for low denomination coupons, based upon their play.  This error resulted in substantially reduced profit margins in January 2002, with actual losses that have been estimated to be $666,066.  The Company has instituted legal actions to recover this estimated loss amount, however no estimation can be made as to the outcome of these actions and no recovery amount has been reflected in these consolidated financial statements.

During the month of December 2004, commitments in the form of coupons were sent to players club members to obtain promotional allowances in January 2005 for $386,350.  During the month of January, approximately $225,000 in promotional allowances were used.

There are various legal actions that have arisen in the ordinary course of business and are now pending against the Company.  Such actions are usually for amounts greatly in excess of the payments, if any, that may be required to be made.  It is the opinion of management, after reviewing such actions with counsel, that the outcome of any lawsuit or claim which is pending or threatened will not have a material adverse effect on the Company’s financial position.

The Company is subject to various federal and state regulations regarding the care, use and containment of various products, which the Company either does or has handled.  The Company is contingently liable for any associated costs, which could arise from the handling, use, and containment of these products.

NOTE 17 - RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the presentation adopted for 2004.  These reclassifications had no effect upon previously reported net income or retained earnings.

This information is an integral part of the accompanying consolidated financial statements.